Exhibit 10.2

Assignment and Second Amendment of Employment Agreement

This Assignment and Second Amendment of Employment Agreement dated June 3, 2010 (“Assignment and Amendment”) is by and among Daniel W. Parke (the “Executive”), Parke Industries Incorporated (formerly known as “Parke Acquisition, LLC”), a California corporation (“Parke Industries”), and Lime Energy Co. (formerly known as Electric City Corp.), a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parke Industries and Executive are parties to that certain Employment Agreement dated June 30, 2006 (the “Employment Agreement”).  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement; and

WHEREAS, Parke Industries and Executive both desire that the Employment Agreement be assigned to the Company, thereby making Executive a direct employee of the Company, and the Company agrees to this assignment; and

WHEREAS, the Employment Period terminates on December 31, 2010, and the parties now find it desirable to extend the term of the Employment Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto hereby agree to the following assignment and amendment of the Employment Agreement:

1.               Assignment.  Notwithstanding any provision in the Employment Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment and Amendment by the parties hereto, Parke Industries does hereby assign, transfer and convey all of its right, title and interest, and all of its obligations, in the Employment Agreement to the Company, and the Company does hereby assume all right, title, interest and obligations of Parke Industries in the Employment Agreement and agrees to be bound thereby.  Executive acknowledges and consents to the foregoing assignment and assumption and agrees to be bound thereby.   Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Employment Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Amendment.

2.               Amendment.

a.               The Employment Agreement is hereby amended to reflect the foregoing assignment and assumption, and all references in the Employment

Agreement to Parke Industries are hereby amended to refer to the Company.

b.              Section 2 of the Employment Agreement is revised and replaced with the following:

2.             Term.      The Executive’s employment pursuant to this Agreement shall commence on the date hereof and terminate on December 31, 2012 (the “Initial Employment Period”), unless earlier terminated pursuant to the termination provisions of this Agreement.  Notwithstanding the foregoing sentence, the Executive’s employment shall automatically renew for successive two-year periods (each, a “Renewal Period;” the Initial Employment Period and any Renewal Periods are collectively referred to herein as the “Employment Period”) at the end of the Initial Employment Period, and at the end of each Renewal Period, unless notice of non-renewal is given by the Company on or before July 1st of the year in which the Initial Employment Period, or any Renewal Period, as applicable, would end, or unless this Agreement is terminated pursuant to the termination provisions of this Agreement.  In the event the Company provides the Executive with a timely notice of non-renewal, the Executive shall continue his employment according to the terms of this Agreement, until the end of the Initial Employment Period, or the Renewal Period, as applicable, unless the parties hereto agree on a different date.  Non-renewal of this Agreement by the Company shall be considered a termination in accordance with Section 8(f) of the Agreement, and termination shall take effect on the applicable date the employment ends, in accordance with the immediately preceding sentence.  The parties acknowledge and agree that certain provisions of this Agreement shall continue in effect following the termination of the Employment Period, as set forth herein.  The non-renewal of Executive’s employment with the Company shall be at the will of the Company and there shall be no obligation on the part of the Company or the Executive to continue such employment.

3.               All other provisions of the Employment Agreement shall remain in full force and effect.

4.               This Assignment and Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

5.               The parties hereto acknowledge that the Compensation Committee of the Company may review the Executive’s salary at the end of each calendar year and make any recommendations for adjustment.

6.               This Assignment and Amendment may be executed in any number of counterparts, by original signature or facsimile, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one document.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Second Amendment of Employment Agreement as of the date first written above.

PARKE INDUSTRIES INCORPORATED

By:	/s/ David Asplund
Name:	David Asplund
Title:	Director

LIME ENERGY CO.

By:	/s/ David Asplund
Name:	David Asplund
Title:	Chief Executive Officer

/s/ Daniel Parke
Daniel W. Parke